GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
DECLARES REGULAR QUARTERLY DIVIDEND

Atlanta, Georgia, November 23, 2020 – Genuine Parts Company (NYSE: GPC) announced today that its Board of Directors declared a regular quarterly cash dividend of seventy-nine cents ($0.79) per share on the Company’s common stock.

The dividend is payable January 4, 2021 to shareholders of record December 4, 2020.

About Genuine Parts Company

Founded in 1928, Genuine Parts Company is a global service organization engaged in the distribution of automotive replacement parts and industrial parts. The Company’s Automotive Parts Group distributes automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany, Poland, the Netherlands and Belgium. The Company’s Industrial Parts Group distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia. Genuine Parts Company had 2019 revenues of $19.4 billion. Further information is available at www.genpt.com.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President - Investor Relations – (678) 934-5628